Exhibit 99.1

       Tasty Baking Company to Trade on Nasdaq National Market;
 Trading Expected to Begin October 21, 2005, Under the Symbol ''TSTY''

    PHILADELPHIA--(BUSINESS WIRE)--Oct. 18, 2005--Tasty Baking Company (NYSE:TBC) today announced that its shares of common stock have been approved for listing on the Nasdaq National Market, effective October 21, 2005. The company expects to trade under the new symbol "TSTY." The company also announced that it expects to voluntarily cease trading on the New York Stock Exchange (NYSE) effective October 20, 2005.
    Charles P. Pizzi, president and chief executive officer of Tasty Baking Company, said, "We are pleased to be joining a growing list of great companies that have also elected to list their securities on Nasdaq. The decision to change markets was made after careful and thorough consideration of which market alternative was best aligned with our company's growth strategy. We believe the Nasdaq National Market, with its multiple market makers, provides the appropriate benefits and support for our shareholders."
    Bruce Aust, executive vice president of Nasdaq, commented, "Tastykake is a beloved brand with a rich history of quality and innovation. We are proud to be able to offer Tasty Baking Company and its shareholders the best quality marketplace, with a peer group of listed companies that shares its desire to innovate and lead."
    Tasty Baking Company expects to trade on the NYSE until the close of the market on October 20, 2005.

    ABOUT TASTY BAKING COMPANY

    Tasty Baking Company (NYSE:TBC), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country's leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the company's website or by calling 1-800-33-TASTY.

    ABOUT Nasdaq

    Nasdaq(R) is the largest electronic screen-based equity securities market in the United States. With approximately 3,300 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. Nasdaq is the primary market for trading Nasdaq-listed stocks. For more information about Nasdaq, visit the Nasdaq Web site at www.nasdaq.com or the Nasdaq Newsroom at www.nasdaq.com/newsroom/.

    "Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995

    Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the timing and trading on the Nasdaq National Market, whether such listing and trading will occur at all, and the possible suspension of trading of the Company's common stock by the NYSE. There are a number of factors that may cause actual results to differ from these forward-looking statements, including an inability to obtain a sufficient number of market makers to become listed on Nasdaq. Other risks and uncertainties that may materially affect the company are provided in the company's annual reports to shareholders and the company's periodic reports filed with the Securities and Exchange Commission from time to time, including reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors.

    CONTACT: Tasty Baking Company
             Mary C. Borneman, 215-221-8537
             mary.borneman@tastykake.com
               or
             David S. Marberger, 215-221-8500